Exhibit 4.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AUXOGYN, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No.	Issue Date:

Void After

THIS CERTIFIES THAT, for value received,                                  , with its principal office at                        or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from AUXOGYN, INC., a Delaware corporation, with its principal office at 1490 O’Brien Drive, Suite A, Menlo Park, California 94025, U.S.A. (the “Company”) up to an aggregate of (x)                                          shares (subject to adjustment pursuant to Section 5 below (the “Initial Shares”) of the Series B Preferred Stock of the Company (the “Series B Preferred”) plus, if applicable as set forth below, (y) the Additional Shares (as defined below) (subject to adjustment pursuant to Section 5 below).

This Warrant is being issued pursuant to the terms of the Series B Preferred Stock, Warrant and Convertible Note Purchase Agreement, dated September 6, 2013, by and among the Company, the Holder, and certain other Investors set forth on Exhibit A therein (as the same may be amended from time to time, the “Purchase Agreement”).  Capitalized terms used but not defined or otherwise provided for in this Warrant shall have the meanings ascribed to them in the Purchase Agreement.

1.                                      DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)                                                                                 “Additional Shares” shall mean the number of shares of Specified Preferred equal to the sum of (i) thirty percent (30%) of the quotient of (A) the principal amount of any Note actually purchased by such Holder pursuant to the Purchase Agreement, divided by (B) the Exercise Price, plus (ii) twenty-five percent (25%) of the quotient of (A) the difference between (x) the principal amount of any Note actually purchased by such Investor pursuant to the Purchase Agreement, minus (y) such Holder’s Pro Rata Note Amount, divided by (B) the Exercise Price.

(b)                                                                                 “Exercise Period” shall mean the period commencing with the Issue Date and ending September 6, 2023, unless sooner terminated as provided elsewhere in this Warrant.

(c)                                                                                  “Exercise Price” shall mean (i) as to the Initial Shares, $0.3797 per Exercise Share, subject to adjustment pursuant to Section 5 below, and (ii) as to the Additional

Shares, either (x) $0.3797 per Exercise Share, subject to adjustment pursuant to Section 5, below if the Specified Preferred is Series B Preferred, or (y) the Conversion Price (as defined in the Note actually purchased by the Holder), if the Specified Preferred is any other series of preferred stock of the Company.

(d)                                                                                 “Exercise Shares” shall mean the shares of the Company’s Preferred Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(e)                                                                                  “Preferred Stock” shall mean the Series B Preferred and/or the Specified Preferred, as applicable.

(f)                                                                                   “Specified Preferred” shall mean (i) the series of the Company’s preferred stock (if any) issued upon conversion of any Note actually purchased by the Holder, or (ii) the Series B Preferred if the Note is never converted into shares of the Company’s preferred stock.

2.                                      EXERCISE OF WARRANT.

2.1                               The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)                                                                                 An executed Notice of Exercise in the form attached hereto;

(b)                                                                                 Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, (iii) evidence satisfactory to the Company in its sole discretion of Holder’s ability to utilize any or all of the Credits (which evidence shall detail which Credit is being used, and for what U.S. dollar amount, not to exceed the maximum amount of the Credit earned as of the date of exercise); and

(c)                                                                                  This Warrant.

Upon the exercise of the rights represented by this Warrant (whether pursuant to Section 2.1 or Section 2.2), a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The Holder shall be deemed to have become the holder of record of the Exercise Shares as to which this Warrant has been exercised (whether pursuant to Section 2.1 or Section 2.2) on the date on which this Warrant was surrendered and payment of the Exercise Price was made, regardless of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2                               Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

X = Y (A-B)

A

Where X =	the number of shares of Preferred Stock to be issued to the Holder (rounded down to the nearest whole share)

Y =

the number of shares of Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Preferred Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Preferred Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

2.3                               Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any Early Termination Event that would cause the expiration of this Warrant pursuant to Section 7 by so indicating in the notice of exercise.

2.4                               Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 7, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2.2 effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Exercise Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

3.                                      COVENANTS OF THE COMPANY.

3.1                               Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2                               Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      REPRESENTATIONS OF HOLDER.

4.1                               Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof.  The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2                               Securities Are Not Registered.

(a)                                 The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention.

(b)                                 The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration, except as set forth in the Investors’ Rights Agreement, as the same may be amended and/or restated in accordance with its terms from time to time.

(c)                                  The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.  Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3                               Disposition of Warrant and Exercise Shares.

(a)                                 In addition to any other limitations on the transfer of this Warrant set forth in this Warrant, the Purchase Agreement, the Related Agreements, the Company’s Bylaws, or otherwise, the Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)                                    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)                                There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)                            The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable foreign and/or state securities laws.

(b)                                 The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend (in addition to any legend required by the Bylaws, the Purchase Agreement, the Related Agreements or applicable law):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.                                      ADJUSTMENTS.

5.1                               In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below.

5.2                               Immediately prior to the closing of the Company’s initial public offering, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the shares of Preferred Stock issuable under this Warrant would then be convertible, so long as such shares, if this warrant has been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Amended and Restated Certificate of Incorporation as in effect on such date.

5.3                               No new replacement Warrant need be issued as a result of any adjustment pursuant to this Section 5.

6.                                      FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.                                      EARLY TERMINATION.  In the event of, at any time during the Exercise Period, any Deemed Liquidation Event (as defined in the Restated Charter, as the same may be amended and/or restated from time to time), the Company shall provide to the Holder ten (10) days’ advance written notice of such Deemed Liquidation Event (each, an “Early Termination Event”), and this Warrant shall terminate upon the consummation of such Early Termination Event unless this Warrant is properly exercised prior to the date the Company consummates such Early Termination Event.

8.                                      MARKET STAND-OFF AGREEMENT.  Holder hereby agrees that this Warrant and the Exercise Shares (together with any Common Stock issued or issuable upon conversion of the Exercise Shares or any other securities issued in respect thereof) are subject to Section 3.11 of the Investors’ Rights Agreement, as the same may be amended and/or restated in accordance with its terms from time to time.

9.                                      NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.                               TRANSFER OF WARRANT.  Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s Bylaws, the Purchase Agreement, the Related Agreements or any other agreement between the Company and the Holder, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder and the transferee’s execution and delivery to the Company of an investment letter in form and substance satisfactory to the Company.

11.                               LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.                               NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the applicable address set forth in the introductory paragraph of this Warrant, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.                               ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.                               GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Issue Date set forth on the first page of this Warrant.

COMPANY:

AUXOGYN, INC.

By:

ACCEPTED AND AGREED:

HOLDER:

By:

Name:

Title:

Date:

[WARRANT SIGNATURE PAGE]

NOTICE OF EXERCISE

TO:  AUXOGYN, INC. (THE “COMPANY”):

(1)                                 ☐                                    The undersigned hereby elects to purchase          shares of the Series B Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

☐                                    The undersigned hereby elects to purchase          shares of the Series B Preferred Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)                                 Is this a conditional exercise pursuant to Section 2.3:  ☐ Yes  ☐ No

If “Yes,” indicate the applicable condition:

(3)                              The undersigned represents that (i) the aforesaid shares of Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

[Investor Signature Block]
(Date)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.  NOTE: Assignment is subject to limitations as set forth in the Warrant; do not provide the Assignment Form prior to complying with the terms of the Warrant related to transfers of the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:              , 20

Holder’s Signature:

Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.